Exhibit 99.1

Investor Relations

Marriott Vacations Worldwide Corporation

407.206.6149

Jeff.Hansen@mvwc.com

Ed Kinney

Corporate Communications

Marriott Vacations Worldwide Corporation

407.206.6278

Ed.Kinney@mvwc.com

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year

2013 Financial Results and Provides 2014 Outlook

ORLANDO, Fla. – February 27, 2014 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2013 financial results and provided its outlook for 2014. Due to the company’s reporting calendar, the fourth quarter and full year 2013 include the impact of an additional week of financial results as compared to 2012.

Highlights for the fourth quarter of 2013, include:

•	Adjusted EBITDA totaled $38 million.

•	North America volume per guest (VPG) increased 6.8 percent year-over-year to $3,103.

•	North America contract sales, excluding residential sales, increased 9.9 percent to $179 million.

•	Company and North America adjusted development margin was 22.9 percent and 25.4 percent, respectively.

•	Adjusted fully diluted earnings per share were $0.32.

•

The company repurchased 505,023 shares of its common stock under its share repurchase program for a total of $25.6 million through the end of 2013 and has repurchased an additional 530,189 shares for a total of $26.3 million from January 4, 2014 through February 26, 2014.

•	In February 2014, the company disposed of a golf course and adjacent undeveloped land in Orlando, Florida for $22 million of net cash proceeds.

Fourth quarter 2013 net income was $6 million, or $0.15 diluted earnings per share, compared to a net loss of $11 million in the fourth quarter of 2012. Reported development margin increased to 23.3 percent in the fourth quarter of 2013 from 19.8 percent in the fourth quarter of 2012. North America reported development margin increased to 26.0 percent in the fourth quarter of 2013 from 24.2 percent in the fourth quarter of 2012.

Full year 2013 highlights include:

•	Adjusted EBITDA totaled $175 million.

•	Adjusted development margin increased to 19.8 percent from 16.1 percent in 2012. North America adjusted development margin increased to 21.8 percent from 18.6 percent in 2012.

•	Adjusted fully diluted earnings per share were $2.31.

•	The company generated adjusted free cash flow of $175 million.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2013 Financial Results and Provides 2014 Outlook / 2

Full year 2013 net income was $80 million, or $2.18 diluted earnings per share, compared to reported net income of $7 million in 2012, or $0.18 diluted earnings per share. Reported development margin increased to 21.2 percent for the full year 2013 from 14.0 percent in 2012. North America reported development margin increased to 22.1 percent for the full year 2013 from 18.2 percent in 2012. Net cash provided by operating activities was $162 million for 2013.

Adjusted EBITDA is defined as earnings before interest expense (excluding consumer financing interest expense), income taxes, depreciation and amortization, as adjusted for organizational and separation related costs in connection with the company’s spin-off from Marriott International, Inc. (the “Spin-off”) and other activity. Non-GAAP financial measures, such as Adjusted EBITDA, adjusted net income, adjusted development margin, and adjusted free cash flow are reconciled in the Press Release Schedules that follow. Adjustments are shown and described in further detail on schedules A-1 through A-20.

2014 Outlook highlights:

•	Adjusted EBITDA of $185 million to $200 million.

•	Company contract sales growth (excluding residential) of 5 percent to 8 percent.

•	Adjusted company development margin of 20.0 percent to 21.0 percent.

•	Adjusted North America development margin of 22.0 percent to 23.0 percent.

•	Adjusted free cash flow of $135 million to $160 million.

Schedules A-1 through A-20 reconcile the non-GAAP financial measures set forth above to the following full year 2014 expected results: reported net income of $84 million to $93 million; reported company development margin of 19.4 percent to 20.4 percent; reported North America development margin of 22.0 to 23.0 percent; and net cash provided by operating activities of $160 million to $180 million.

“We closed the year on a positive note with strong fourth quarter performance. VPG in our key North America segment was up 6.8 percent in the quarter compared to 2012, driven by continued improvement in closing efficiency,” said Stephen P. Weisz, president and chief executive officer. “Consistent results throughout the year contributed to another year of solid performance in 2013. For the full year, we drove 27 percent growth in adjusted EBITDA, and company adjusted development margin improved 370 basis points to 19.8 percent.”

Weisz concluded, “We expect another year of top-line and bottom-line growth in 2014 as we continue to focus on improving development margins, while seeking out exciting new locations for our Marriott Vacation Club Destinations program that will provide new sales distribution.”

Fourth Quarter 2013 Results

Due to the company’s reporting calendar, fourth quarter 2013 financial results included the impact of an additional week compared to the fourth quarter of 2012. Fourth quarter 2013 adjusted net income totaled $12 million, a $6 million decrease from $18 million of adjusted net income in the fourth quarter of 2012. Fourth quarter 2013 adjusted net income reflects a $10 million increase in pre-tax income that resulted

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2013 Financial Results and Provides 2014 Outlook / 3

from the exclusion of $5 million of organizational and separation related costs, $5 million for litigation settlement charges in the company’s Europe segment, and a $1 million charge in connection with the company’s interest in an equity method investment in a joint venture project in its North America segment, partially offset by the exclusion of $1 million of pre-tax income related to the impact of extended rescission periods in the company’s Europe segment. Fourth quarter 2012 adjusted net income reflects a $44 million increase in pre-tax income that resulted from the exclusion of $39 million of litigation settlement charges in the company’s former Luxury segment, $7 million of organizational and separation related costs, and $6 million related primarily to the closing of off-site sales locations in its Asia Pacific segment and severance in its Europe segment, partially offset by an $8 million gain from the sale of a golf course and spa. In addition, adjusted development margin for both periods is adjusted, as appropriate, for the impact of revenue reportability.

Total company contract sales were $213 million, an $18 million increase from the fourth quarter of 2012, driven by $22 million of higher contract sales in the company’s North America segment, including approximately $9 million of contract sales from the additional week in the quarter. For the fourth quarter of 2013, total revenues from the sale of vacation ownership products were $200 million, a decrease of $2 million from the prior year period.

Adjusted development margin was $45 million, a $13 million increase from the fourth quarter of 2012. Adjusted development margin percentage increased 5 percentage points to 22.9 percent in the fourth quarter of 2013. Reported development margin was $47 million, a $7 million increase from the fourth quarter of 2012. Reported development margin percentage increased 3.5 percentage points to 23.3 percent in the fourth quarter of 2013.

Resort management and other services revenues totaled $81 million, a $4 million increase from the fourth quarter of 2012. Resort management and other services revenues, net of expenses, were $23 million, a $5 million increase over the fourth quarter of 2012. Results reflected improvements in ancillary operations and higher management fees.

Rental revenues totaled $69 million, an $11 million, or 17.2 percent, increase from the fourth quarter of 2012. These results reflect a 15 percent increase in transient keys rented as well as a 10 percent increase in average transient rate driven by stronger consumer demand and a favorable mix of available rental inventory. Rental revenues, net of expenses, were a loss of $13 million in the quarter compared to a loss of $9 million in the fourth quarter of 2012, reflecting higher costs associated with the company’s exchange offerings within its MVCD program and $1 million of higher redemption costs associated with Marriott Rewards points issued prior to the Spin-off.

General and administrative expenses were $33 million in the fourth quarter of 2013, a $6 million increase from the fourth quarter of 2012, reflecting $3 million of higher personnel related costs, $3 million of higher legal related expenses, and $1 million related to the 53rd week in the 2013 fiscal reporting calendar, partially offset by $1 million of savings related to organizational and separation related efforts in the human resources, information technology and finance and accounting areas.

Adjusted EBITDA was $38 million in the fourth quarter of 2013, a $10 million decrease from the fourth quarter of 2012.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2013 Financial Results and Provides 2014 Outlook / 4

Segment Results

Effective December 29, 2012, the company combined the reporting of the financial results of its former Luxury segment with its North America segment based upon its decision to scale back separate development activity for the luxury market and to aggregate future marketing and sales efforts for upscale and luxury inventory. Existing service standards and on-site management remain unaffected by these reporting changes. Prior year amounts have been recast for consistency with current year’s presentation.

North America

VPG increased 6.8 percent to $3,103 in the fourth quarter of 2013 from $2,904 in the fourth quarter of 2012, driven by higher pricing and improved closing efficiency. Total North America contract sales were $186 million in the fourth quarter of 2013, an increase of $22 million over the prior year period, including approximately $9 million related to the additional week in the quarter. Contract sales in the quarter included $7 million related to the disposition of residential inventory primarily at the company’s Ritz-Carlton Club and Residences, San Francisco project as compared to $1 million of residential sales in the fourth quarter of 2012.

Fourth quarter 2013 North America segment financial results were $93 million, a $30 million increase over the fourth quarter of 2012. The increase was driven by a $39 million litigation settlement in the fourth quarter of 2012 at the company’s Ritz-Carlton Club and Residences, San Francisco project, $5 million of higher sales of vacation ownership products net of expenses and $5 million of higher resort management and other services net of expenses. These increases were partially offset by a $9 million gain mainly from the sale of a golf course and spa in the fourth quarter of 2012, a $6 million decrease in rental revenues net of expenses, $2 million of lower financing revenues, and $2 million of higher royalty fee and other charges.

Revenues from the sale of vacation ownership products increased $3 million to $176 million in the fourth quarter, resulting primarily from $22 million of higher contract sales and $4 million of lower sales reserve activity, partially offset by $22 million of lower year-over-year revenue reportability. Development margin was $46 million, a $5 million increase from the fourth quarter of 2012. Adjusted development margin was $44 million, a $16 million increase from the prior year quarter. Adjusted development margin percentage increased 6.1 percentage points to 25.4 percent in the fourth quarter of 2013. Reported development margin percentage increased 1.8 percentage points to 26.0 percent in the fourth quarter of 2013. The impact of revenue reportability is illustrated on schedule A-12.

Asia Pacific

Asia Pacific contract sales declined $1 million to $13 million in the fourth quarter of 2013 and total revenues declined $4 million to $20 million, reflecting the impact of the closure of two under-performing off-site sales centers in the fourth quarter of 2012. Segment financial results were $3 million, $3 million higher than the fourth quarter of 2012.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2013 Financial Results and Provides 2014 Outlook / 5

Europe

Fourth quarter 2013 contract sales declined $3 million to $14 million as the Europe segment continued to sell through its remaining developer inventory. Europe adjusted segment financial results were $3 million, flat to the fourth quarter of 2012. Reported segment financial results were down $3 million from the fourth quarter of 2012 to a loss of $1 million, due primarily to a $5 million litigation settlement charge in the fourth quarter of 2013.

Full Year 2013 Results

Full year 2013 adjusted net income totaled $85 million, a $38 million increase from $47 million of adjusted net income for the full year 2012. Full year 2013 adjusted net income reflects an $8 million increase in pre-tax income that resulted from the exclusion of $12 million of organizational and separation related costs, $4 million for litigation settlement charges mainly in the company’s Europe segment, $3 million for severance and an impairment charge in the company’s Europe segment, and $1 million charge in connection with the company’s interest in an equity method investment in a joint venture project in its North America segment, partially offset by the exclusion of $12 million of pre-tax income related to the impact of extended rescission periods in the company’s Europe segment. Full year 2012 adjusted net income reflects a $60 million increase in pre-tax income that resulted from the exclusion of $41 million of litigation settlement charges in the company’s former Luxury segment, $16 million of organizational and separation related costs, $6 million related primarily to the closing of off-site sales locations in its Asia Pacific segment and severance in its Europe segment, and $1 million related to costs associated with removing the Ritz-Carlton brand from one of the company’s properties, an $8 million gain from the sale of a golf course and spa, $2 million of non-cash impairment reversals, and the inclusion of $6 million of pre-tax income related to the impact of extended rescission periods in the company’s Europe segment. In addition, adjusted development margin for both periods is adjusted, as appropriate, for the impact of revenue reportability.

For the full year, total company contract sales were $694 million, up $6 million from $688 million in 2012, including approximately $9 million of contract sales from the additional week in 2013. North America contract sales were $623 million, up $40 million from 2012, driven by an 8 percent increase in VPG to $3,200, and $9 million of contract sales from the additional week in 2013. Full year 2013 adjusted development margin increased to 19.8 percent in 2013 from 16.1 percent in 2012. Adjusted EBITDA in 2013 totaled $175 million, at the high end of the company’s guidance range of $165 million to $175 million, and $37 million higher than 2012.

Organizational and Separation Plan

During the fourth quarter of 2013, the company incurred $8 million of costs in connection with its continued organizational and separation related efforts, of which approximately $3 million was capitalized during the quarter. Remaining spending for these efforts of approximately $5 million to $8 million is expected to be incurred by the end of 2014.

These costs primarily relate to establishing the company’s own information technology systems and services, independent accounts payable functions and reorganization of existing human resources and information technology organizations to support the company’s stand-alone public company needs. Once

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2013 Financial Results and Provides 2014 Outlook / 6

completed, these efforts are expected to generate approximately $15 million to $20 million of annualized savings, of which approximately $10 million has been realized cumulatively to date, including $5 million reflected in the company’s full-year 2013 financial results.

Share Repurchase Activity

During the fourth quarter of 2013, the company repurchased 505,023 shares of its common stock at an average price of $50.75 per share for a total repurchase amount of $25.6 million. The company has repurchased an additional 530,189 shares subsequent to the end of the fourth quarter of 2013 through February 26, 2014 at an average price of $49.65 per share.

Subsequent Event

As part of its strategy to dispose of excess land and inventory, the company completed the sale of a golf course and adjacent undeveloped land in Orlando, Florida in February, resulting in $22 million of net cash proceeds for an estimated gain of approximately $2 million.

Balance Sheet and Liquidity

On January 3, 2014, cash and cash equivalents totaled $200 million. Since the end of 2012, real estate inventory balances declined $17 million to $864 million, including $369 million of finished goods, $151 million of work-in-process and $344 million of land and infrastructure. The company had $718 million in debt outstanding at the end of the fourth quarter of 2013, flat compared to year-end 2012, including $674 million in non-recourse securitized notes and $40 million of mandatorily redeemable preferred stock of a subsidiary of the company. As of January 3, 2014, the company had $199 million in available capacity under its revolving credit facility after taking into account outstanding letters of credit and had $78 million of vacation ownership notes receivable eligible for securitization.

Outlook

For the full year 2014, the company is providing the following guidance:

Adjusted EBITDA	$185 million to $200 million
Adjusted company development margin	20.0 percent to 21.0 percent
Adjusted North America development margin	22.0 percent to 23.0 percent
Adjusted free cash flow	$135 million to $160 million
Company contract sales growth (excluding residential)	5 percent to 8 percent
Adjusted net income	$87 million to $96 million
Adjusted fully diluted earnings per share	$2.41 to $2.67
North America contract sales growth (excluding residential)	4 percent to 7 percent

Schedules A-1 through A-20 reconcile the non-GAAP financial measures set forth above to the following full year 2014 expected results: reported net income of $84 million to $93 million; reported company development margin of 19.4 percent to 20.4 percent; reported North America development margin of 22.0 to 23.0 percent; and net cash provided by operating activities of $160 million to $180 million.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2013 Financial Results and Provides 2014 Outlook / 7

Fourth Quarter and Full Year 2013 Earnings Conference Call

The company will hold a conference call at 10:00 a.m. EST today to discuss fourth quarter and full year 2013 results as well its outlook for 2014. Participants may access the call by dialing (866) 225-8754 or (480) 629-9835 for international callers. A live webcast of the call will also be available in the Investor Relations section of the company’s website at www.marriottvacationsworldwide.com.

An audio replay of the conference call will be available for seven days and can be accessed at (800) 406-7325 or (303) 590-3030 for international callers. The replay passcode is 4666198. The webcast will also be available on the company’s website.

About Marriott Vacations Worldwide Corporation

Marriott Vacations Worldwide Corporation is a leading global pure-play vacation ownership company. In late 2011, Marriott Vacations Worldwide was established as an independent, public company focusing primarily on vacation ownership experiences. Since entering the industry in 1984 as part of Marriott International, Inc., the company earned its position as a leader and innovator in vacation ownership products. The company preserves high standards of excellence in serving its customers, investors and associates while maintaining a long-term relationship with Marriott International. Marriott Vacations Worldwide offers a diverse portfolio of quality products, programs and management expertise with more than 60 resorts and approximately 420,000 Owners and Members. Its brands include: Marriott Vacation Club, The Ritz-Carlton Destination Club and Grand Residences by Marriott. For more information, please visit www.marriottvacationsworldwide.com.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about future operating results, organizational and separation related efforts, estimates, and assumptions, and similar statements concerning anticipated future events and expectations that are not historical facts. The company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including volatility in the economy and the credit markets, supply and demand changes for vacation ownership and residential products, competitive conditions; the availability of capital to finance growth, and other matters referred to under the heading “Risk Factors” contained in the company’s most recent Annual Report on Form 10-K filed with the U.S Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of February 27, 2014 and the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION

PRESS RELEASE SCHEDULES

QUARTER 4, 2013

TABLE OF CONTENTS

Consolidated Statements of Operations - 17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012	A-1
Consolidated Statements of Operations - 53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012	A-2
North America Segment Financial Results - 17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012	A-3
North America Segment Financial Results - 53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012	A-4
Asia Pacific Segment Financial Results - 17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012	A-5
Asia Pacific Segment Financial Results - 53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012	A-6
Europe Segment Financial Results - 17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012	A-7
Europe Segment Financial Results - 53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012	A-8
Corporate and Other Financial Results - 17 Weeks and 53 Weeks Ended January 3, 2014 and 16 Weeks and 52 Weeks Ended December 28, 2012	A-9

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012

A-10

Consolidated Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012

A-11

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012

A-12

North America Contract Sales to Sale of Vacation Ownership Products and Adjusted Development Margin
(Adjusted Sale of Vacation Ownership Products Net of Expenses) - 53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012

A-13
EBITDA and Adjusted EBITDA - 17 Weeks and 53 Weeks Ended January 3, 2014 and 16 Weeks and 52 Weeks Ended December 28, 2012	A-14
Adjusted Net Income and Adjusted Earnings Per Share - Diluted, Adjusted EBITDA and Adjusted Development Margin - 2014 Outlook	A-15
2013 Adjusted Free Cash Flow and 2014 Adjusted Free Cash Flow Outlook	A-16
2014 Normalized Adjusted Free Cash Flow Outlook	A-17
Non-GAAP Financial Measures	A-18
Consolidated Balance Sheets	A-21
Consolidated Statements of Cash Flows	A-22

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012

(In millions, except per share amounts)

	As Reported 17 Weeks Ended January 3, 2014	Certain Charges	Europe Rescission Adjustment	As Adjusted 17 Weeks Ended January 3, 2014 **	As Reported 16 Weeks Ended December 28, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 16 Weeks Ended December 28, 2012 **
Revenues
Sale of vacation ownership products	$200	$—	$(1)	$199	$202	$—	$—	$202
Resort management and other services	81	—	—	81	77	—	—	77
Financing	44	—	—	44	45	—	—	45
Rental	69	—	—	69	58	—	—	58
Other	8	—	—	8	9	—	—	9
Cost reimbursements	125	—	—	125	108	—	—	108

Total revenues	527	—	(1)	526	499	—	—	499

Expenses
Cost of vacation ownership products	57	—	—	57	64	—	—	64
Marketing and sales	96	—	—	96	98	(5)	—	93
Resort management and other services	58	—	—	58	59	(1)	—	58
Financing	9	—	—	9	8	—	—	8
Rental	82	—	—	82	67	—	—	67
Other	5	—	—	5	6	—	—	6
General and administrative	33	—	—	33	27	—	—	27
Organizational and separation related	5	(5)	—	—	7	(7)	—	—
Litigation settlement	5	(5)	—	—	39	(39)	—	—
Consumer financing interest	9	—	—	9	11	—	—	11
Royalty fee	21	—	—	21	20	—	—	20
Cost reimbursements	125	—	—	125	108	—	—	108

Total expenses	505	(10)	—	495	514	(52)	—	462

Gains and other income	—	—	—	—	9	(8)	—	1
Equity in earnings	—	—	—	—	1	—	—	1
Interest expense	4	—	—	4	5	—	—	5
Impairment (charges) reversals on equity investment	(1)	1	—	—	—	—	—	—

Income before income taxes	17	11	(1)	27	(10)	44	—	34
Provision for income taxes	(11)	(3)	(1)	(15)	(1)	(16)	1	(16)

Net income	$6	$8	$(2)	$12	$(11)	$28	$1	$18

Earnings per share - Basic	$0.16			$0.34	$(0.33)			$0.49

Earnings per share - Diluted	$0.15			$0.32	$(0.33)			$0.47

Basic Shares	35.4			35.4	34.7			34.7
Diluted Shares	36.6			36.6	34.7			36.5

	As Reported 17 Weeks Ended January 3, 2014				As Reported 16 Weeks Ended December 28, 2012
Contract Sales
Vacation ownership	$206				$194
Residential products	7				1

Total contract sales	$213				$195

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE:	We have restated 2012 Sale of vacation ownership products revenue, Cost of vacation ownership products and Marketing and sales expenses, Income before income taxes, Provision for income taxes, Net income, Earnings per share - Basic, and Earnings per share - Diluted to correct prior period misstatements. Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012

(In millions, except per share amounts)

	As Reported 53 Weeks Ended January 3, 2014	Certain Charges	Europe Rescission Adjustment	As Adjusted 53 Weeks Ended January 3, 2014 **	As Reported 52 Weeks Ended December 28, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 52 Weeks Ended December 28, 2012 **
Revenues
Sale of vacation ownership products	$672	$—	$(21)	$651	$618	$—	$9	$627
Resort management and other services	260	—	—	260	253	—	—	253
Financing	141	—	—	141	151	—	—	151
Rental	262	—	—	262	225	—	—	225
Other	30	—	—	30	30	—	—	30
Cost reimbursements	385	—	—	385	362	—	—	362

Total revenues	1,750	—	(21)	1,729	1,639	—	9	1,648

Expenses
Cost of vacation ownership products	214	—	(7)	207	203	—	2	205
Marketing and sales	316	(2)	(2)	312	329	(6)	1	324
Resort management and other services	190	—	—	190	199	(1)	—	198
Financing	25	—	—	25	26	—	—	26
Rental	251	—	—	251	225	—	—	225
Other	16	—	—	16	14	—	—	14
General and administrative	99	—	—	99	86	—	—	86
Organizational and separation related	12	(12)	—	—	16	(16)	—	—
Litigation settlement	4	(4)	—	—	41	(41)	—	—
Consumer financing interest	31	—	—	31	41	—	—	41
Royalty fee	62	—	—	62	61	—	—	61
Impairment	1	(1)	—	—	—	—	—	—
Cost reimbursements	385	—	—	385	362	—	—	362

Total expenses	1,606	(19)	(9)	1,578	1,603	(64)	3	1,542

Gains and other income	1	—	—	1	9	(8)	—	1
Equity in earnings	—	—	—	—	1	—	—	1
Interest expense	13	—	—	13	17	—	—	17
Impairment (charges) reversals on equity investment	(1)	1	—	—	2	(2)	—	—

Income before income taxes	131	20	(12)	139	31	54	6	91
Provision for income taxes	(51)	(5)	2	(54)	(24)	(20)	—	(44)

Net income	$80	$15	$(10)	$85	$7	$34	$6	$47

Earnings per share - Basic	$2.25			$2.40	$0.19			$1.36

Earnings per share - Diluted	$2.18			$2.31	$0.18			$1.29

Basic Shares	35.4			35.4	34.4			34.4
Diluted Shares	36.6			36.6	36.2			36.2

	As Reported 53 Weeks Ended January 3, 2014				As Reported 52 Weeks Ended December 28, 2012
Contract Sales
Vacation ownership	$679				$687
Residential products	15				1

Total contract sales	$694				$688

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE:	We have restated 2012 Sale of vacation ownership products revenue, Cost of vacation ownership products and Marketing and sales expenses, Income before income taxes, Provision for income taxes, Net income, Earnings per share - Basic, and Earnings per share - Diluted to correct prior period misstatements. Earnings per share - Basic and Earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012

(In millions)

	As Reported 17 Weeks Ended January 3, 2014	Certain Charges	As Adjusted 17 Weeks Ended January 3, 2014 **	As Reported 16 Weeks Ended December 28, 2012	Certain Charges	As Adjusted 16 Weeks Ended December 28, 2012 **
Revenues
Sale of vacation ownership products	$176	$—	$176	$173	$—	$173
Resort management and other services	71	—	71	67	—	67
Financing	41	—	41	43	—	43
Rental	61	—	61	51	—	51
Other	8	—	8	9	—	9
Cost reimbursements	111	—	111	94	—	94

Total revenues	468	—	468	437	—	437

Expenses
Cost of vacation ownership products	47	—	47	55	—	55
Marketing and sales	83	—	83	77	—	77
Resort management and other services	50	—	50	51	(1)	50
Rental	74	—	74	58	—	58
Other	5	—	5	6	—	6
Litigation settlement	—	—	—	39	(39)	—
Royalty fee	4	—	4	3	—	3
Cost reimbursements	111	—	111	94	—	94

Total expenses	374	—	374	383	(40)	343

Gains and other income	—	—	—	9	(8)	1
Impairment (charges) reversals on equity investment	(1)	1	—	—	—	—

Segment financial results	$93	$1	$94	$63	$32	$95

	As Reported 17 Weeks Ended January 3, 2014			As Reported 16 Weeks Ended December 28, 2012
Contract Sales
Vacation ownership	$179			$163
Residential products	7			1

Total contract sales	$186			$164

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA SEGMENT

53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012

(In millions)

	As Reported 53 Weeks Ended January 3, 2014	Certain Charges	As Adjusted 53 Weeks Ended January 3, 2014 **	As Reported 52 Weeks Ended December 28, 2012	Certain Charges	As Adjusted 52 Weeks Ended December 28, 2012 **
Revenues
Sale of vacation ownership products	$583	$—	$583	$532	$—	$532
Resort management and other services	226	—	226	220	—	220
Financing	132	—	132	143	—	143
Rental	233	—	233	198	—	198
Other	29	—	29	29	—	29
Cost reimbursements	342	—	342	322	—	322

Total revenues	1,545	—	1,545	1,444	—	1,444

Expenses
Cost of vacation ownership products	184	—	184	176	—	176
Marketing and sales	270	—	270	260	(1)	259
Resort management and other services	161	—	161	171	(1)	170
Rental	222	—	222	196	—	196
Other	15	—	15	13	—	13
Organizational and separation related	—	—	—	1	(1)	—
Litigation settlement	(1)	1	—	41	(41)	—
Royalty fee	10	—	10	9	—	9
Cost reimbursements	342	—	342	322	—	322

Total expenses	1,203	1	1,204	1,189	(44)	1,145

Gains and other income	1	—	1	9	(8)	1
Impairment (charges) reversals on equity investment	(1)	1	—	2	(2)	—

Segment financial results	$342	$—	$342	$266	$34	$300

	As Reported 53 Weeks Ended January 3, 2014			As Reported 52 Weeks Ended December 28, 2012
Contract Sales
Vacation ownership	$608			$582
Residential products	15			1

Total contract sales	$623			$583

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012

(In millions)

	As Reported 17 Weeks Ended January 3, 2014	Certain Charges	As Adjusted 17 Weeks Ended January 3, 2014 **	As Reported 16 Weeks Ended December 28, 2012	Certain Charges	As Adjusted 16 Weeks Ended December 28, 2012 **
Revenues
Sale of vacation ownership products	$11	$—	$11	$14	$—	$14
Resort management and other services	1	—	1	1	—	1
Financing	2	—	2	1	—	1
Rental	2	—	2	2	—	2
Cost reimbursements	4	—	4	6	—	6

Total revenues	20	—	20	24	—	24

Expenses
Cost of vacation ownership products	3	—	3	3	—	3
Marketing and sales	6	—	6	12	(4)	8
Rental	4	—	4	4	—	4
Cost reimbursements	4	—	4	6	—	6

Total expenses	17	—	17	25	(4)	21

Equity in earnings	—	—	—	1	—	1

Segment financial results	$3	$—	$3	$—	$4	$4

	As Reported 17 Weeks Ended January 3, 2014			As Reported 16 Weeks Ended December 28, 2012
Contract Sales	$13			$14

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

ASIA PACIFIC SEGMENT

53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012

(In millions)

	As Reported 53 Weeks Ended January 3, 2014	Certain Charges	As Adjusted 53 Weeks Ended January 3, 2014 **	As Reported 52 Weeks Ended December 28, 2012	Certain Charges	As Adjusted 52 Weeks Ended December 28, 2012 **
Revenues
Sale of vacation ownership products	$34	$—	$34	$54	$—	$54
Resort management and other services	4	—	4	4	—	4
Financing	5	—	5	4	—	4
Rental	7	—	7	7	—	7
Cost reimbursements	14	—	14	14	—	14

Total revenues	64	—	64	83	—	83

Expenses
Cost of vacation ownership products	7	—	7	12	—	12
Marketing and sales	20	—	20	40	(4)	36
Resort management and other services	2	—	2	2	—	2
Rental	12	—	12	11	—	11
Royalty fee	1	—	1	1	—	1
Cost reimbursements	14	—	14	14	—	14

Total expenses	56	—	56	80	(4)	76

Equity in earnings	—	—	—	1	—	1

Segment financial results	$8	$—	$8	$4	$4	$8

	As Reported 53 Weeks Ended January 3, 2014			As Reported 52 Weeks Ended December 28, 2012
Contract Sales	$37			$57

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

17 Weeks Ended January 3, 2014 and 16 Weeks Ended December 28, 2012

(In millions)

	As Reported 17 Weeks Ended January 3, 2014	Certain Charges	Europe Rescission Adjustment	As Adjusted 17 Weeks Ended January 3, 2014 **	As Reported 16 Weeks Ended December 28, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 16 Weeks Ended December 28, 2012 **
Revenues
Sale of vacation ownership products	$13	$—	$(1)	$12	$15	$—	$—	$15
Resort management and other services	9	—	—	9	9	—	—	9
Financing	1	—	—	1	1	—	—	1
Rental	6	—	—	6	5	—	—	5
Cost reimbursements	10	—	—	10	8	—	—	8

Total revenues	39	—	(1)	38	38	—	—	38

Expenses
Cost of vacation ownership products	5	—	—	5	5	—	—	5
Marketing and sales	7	—	—	7	9	(1)	—	8
Resort management and other services	8	—	—	8	8	—	—	8
Rental	4	—	—	4	5	—	—	5
Litigation settlement	5	(5)	—	—	—	—	—	—
Royalty fee	1	—	—	1	1	—	—	1
Cost reimbursements	10	—	—	10	8	—	—	8

Total expenses	40	(5)	—	35	36	(1)	—	35

Segment financial results	$(1)	$5	$(1)	$3	$2	$1	$—	$3

	As Reported 17 Weeks Ended January 3, 2014				As Reported 16 Weeks Ended December 28, 2012
Contract Sales	$14				$17

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Sale of vacation ownership products revenue, Cost of vacation ownership products and Marketing and sales expenses, and Segment financial results to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EUROPE SEGMENT

53 Weeks Ended January 3, 2014 and 52 Weeks Ended December 28, 2012

(In millions)

	As Reported 53 Weeks Ended January 3, 2014	Certain Charges	Europe Rescission Adjustment	As Adjusted 53 Weeks Ended January 3, 2014 **	As Reported 52 Weeks Ended December 28, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 52 Weeks Ended December 28, 2012 **
Revenues
Sale of vacation ownership products	$55	$—	$(21)	$34	$32	$—	$9	$41
Resort management and other services	30	—	—	30	29	—	—	29
Financing	4	—	—	4	4	—	—	4
Rental	22	—	—	22	20	—	—	20
Other	1	—	—	1	1	—	—	1
Cost reimbursements	29	—	—	29	26	—	—	26

Total revenues	141	—	(21)	120	112	—	9	121

Expenses
Cost of vacation ownership products	16	—	(7)	9	9	—	2	11
Marketing and sales	26	(2)	(2)	22	29	(1)	1	29
Resort management and other services	27	—	—	27	26	—	—	26
Rental	17	—	—	17	18	—	—	18
Other	1	—	—	1	1	—	—	1
Litigation settlement	5	(5)	—	—	—	—	—	—
Royalty fee	1	—	—	1	1	—	—	1
Impairment	1	(1)	—	—	—	—	—	—
Cost reimbursements	29	—	—	29	26	—	—	26

Total expenses	123	(8)	(9)	106	110	(1)	3	112

Segment financial results	$18	$8	$(12)	$14	$2	$1	$6	$9

	As Reported 53 Weeks Ended January 3, 2014				As Reported 52 Weeks Ended December 28, 2012
Contract Sales	$34				$48

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change. We have restated 2012 Sale of vacation ownership products revenue, Cost of vacation ownership products and Marketing and sales expenses, and Segment financial results to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CORPORATE AND OTHER

17 Weeks and 53 Weeks Ended January 3, 2014 and 16 Weeks and 52 Weeks Ended December 28, 2012

(In millions)

	As Reported 17 Weeks Ended January 3, 2014	Certain Charges	As Adjusted 17 Weeks Ended January 3, 2014 **	As Reported 16 Weeks Ended December 28, 2012	Certain Charges	As Adjusted 16 Weeks Ended December 28, 2012 **
Expenses
Cost of vacation ownership products	$2	$—	$2	$1	$—	$1
Financing	9	—	9	8	—	8
General and administrative	33	—	33	27	—	27
Organizational and separation related	5	(5)	—	7	(7)	—
Consumer financing interest	9		9	11	—	11
Royalty fee	16	—	16	16	—	16

Total expenses	74	(5)	69	70	(7)	63

Financial results	$(74)	$5	$(69)	$(70)	$7	$(63)

	As Reported 53 Weeks Ended January 3, 2014	Certain Charges	As Adjusted 53 Weeks Ended January 3, 2014**	As Reported 52 Weeks Ended December 28, 2012	Certain Charges	As Adjusted 52 Weeks Ended December 28, 2012**
Expenses
Cost of vacation ownership products	$7	$—	$7	$6	$—	$6
Financing	25	—	25	26	—	26
General and administrative	99	—	99	86	—	86
Organizational and separation related	12	(12)	—	15	(15)	—
Consumer financing interest	31	—	31	41	—	41
Royalty fee	50	—	50	50	—	50

Total expenses	224	(12)	212	224	(15)	209

Financial results	$(224)	$12	$(212)	$(224)	$15	$(209)

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.

NOTE: Corporate and Other captures information not specifically attributable to any individual segment including expenses in support of our financing operations, non-capitalizable development expenses supporting overall company development, company-wide general and administrative costs, interest expense and the fixed royalty fee payable under the license agreements with Marriott International, Inc. As a result of a realignment of our management structure, beginning with the first quarter of 2013 we no longer allocate certain general and administrative expenses to our reportable segments. Prior year reportable segment information has been adjusted to reflect this change.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In millions)

	17 Weeks Ended January 3, 2014	16 Weeks Ended December 28, 2012
Contract sales
Vacation ownership	$206	$194
Residential products	7	1

Total contract sales	213	195

Revenue recognition adjustments:
Reportability [1]	1	24
Europe rescission adjustment[2]	1	—
Sales Reserve[3]	(10)	(13)
Other[4]	(5)	(4)

Sale of vacation ownership products	$200	$202

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 17 Weeks Ended January 3, 2014	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 17 Weeks Ended January 3, 2014 **	As Reported 16 Weeks Ended December 28, 2012	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 16 Weeks Ended December 28, 2012 **
Sale of vacation ownership products	$200	$—	$(1)	$(1)	$198	$202	$—	$—	$(24)	$178
Less:
Cost of vacation ownership products	57	—	—	—	57	64	—	—	(9)	55
Marketing and sales	96	—	—	—	96	98	(5)	—	(2)	91

Development margin	$47	$—	$(1)	$(1)	$45	$40	$5	$—	$(13)	$32

Development margin percentage[1]	23.3%				22.9%	19.8%				17.9%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have restated 2012 Sale of vacation ownership products, Cost of vacation ownership products, Marketing and sales, and Development margin to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In millions)

	53 Weeks Ended January 3, 2014	52 Weeks Ended December 28, 2012
Contract sales
Vacation ownership	$679	$687
Residential products	15	1

Total contract sales	694	688

Revenue recognition adjustments:
Reportability [1]	9	(6)
Europe rescission adjustment[2]	21	(9)
Sales Reserve[3]	(36)	(42)
Other[4]	(16)	(13)

Sale of vacation ownership products	$672	$618

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Adjustment to eliminate the impact of extended rescission periods in our Europe segment. Please see schedule A-19 for additional information.
[3]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[4]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 53 Weeks Ended January 3, 2014	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 53 Weeks Ended January 3, 2014 **	As Reported 52 Weeks Ended December 28, 2012	Certain Charges	Europe Rescission Adjustment	Revenue Recognition Reportability Adjustment	As Adjusted 52 Weeks Ended December 28, 2012 **
Sale of vacation ownership products	$672	$—	$(21)	$(9)	$642	$618	$—	$9	$6	$633
Less:
Cost of vacation ownership products	214	—	(7)	(3)	204	203	—	2	2	207
Marketing and sales	316	(2)	(2)	(1)	311	329	(6)	1	—	324

Development margin	$142	$2	$(12)	$(5)	$127	$86	$6	$6	$4	$102

Development margin percentage[1]	21.2%				19.8%	14.0%				16.1%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We have restated 2012 Sale of vacation ownership products, Cost of vacation ownership products, Marketing and sales, and Development margin to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In millions)

	17 Weeks Ended January 3, 2014	16 Weeks Ended December 28, 2012
Contract sales
Vacation ownership	$179	$163
Residential products	7	1

Total contract sales	186	164

Revenue recognition adjustments:
Reportability [1]	3	25
Sales Reserve [2]	(8)	(12)
Other [3]	(5)	(4)

Sale of vacation ownership products	$176	$173

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 17 Weeks Ended January 3, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 17 Weeks Ended January 3, 2014 **	As Reported 16 Weeks Ended December 28, 2012	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 16 Weeks Ended December 28, 2012 **
Sale of vacation ownership products	$176	$—	$(3)	$173	$173	$—	$(25)	$148
Less:
Cost of vacation ownership products	47	—	(1)	46	55	—	(10)	45
Marketing and sales	83	—	—	83	77	—	(2)	75

Development margin	$46	$—	$(2)	$44	$41	$—	$(13)	$28

Development margin percentage[1]	26.0%			25.4%	24.2%			19.3%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA CONTRACT SALES TO SALE OF VACATION OWNERSHIP PRODUCTS

(In millions)

	53 Weeks Ended January 3, 2014	52 Weeks Ended December 28, 2012
Contract sales
Vacation ownership	$608	$582
Residential products	15	1

Total contract sales	623	583

Revenue recognition adjustments:
Reportability [1]	5	(4)
Sales Reserve [2]	(29)	(34)
Other [3]	(16)	(13)

Sale of vacation ownership products	$583	$532

[1]	Adjustment for lack of required downpayment or contract sales in rescission period.
[2]	Represents allowance for bad debts for our financed vacation ownership product sales, which we also refer to as sales reserve.
[3]	Adjustment represents sales incentives for plus points that will ultimately be recognized upon usage or expiration as rental revenues rather than revenues from the Sale of vacation ownership products.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NORTH AMERICA ADJUSTED DEVELOPMENT MARGIN (ADJUSTED SALE OF VACATION OWNERSHIP PRODUCTS NET OF EXPENSES)

($ in millions)

	As Reported 53 Weeks Ended January 3, 2014	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 53 Weeks Ended January 3, 2014 **	As Reported 52 Weeks Ended December 28, 2012	Certain Charges	Revenue Recognition Reportability Adjustment	As Adjusted 52 Weeks Ended December 28, 2012 **
Sale of vacation ownership products	$583	$—	$(5)	$578	$532	$—	$4	$536
Less:
Cost of vacation ownership products	184	—	(2)	182	176	—	1	177
Marketing and sales	270	—	—	270	260	(1)	—	259

Development margin	$129	$—	$(3)	$126	$96	$1	$3	$100

Development margin percentage[1]	22.1%			21.8%	18.2%			18.6%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin percentage represents Development margin divided by Sale of vacation ownership products. Development margin percentage is calculated using whole dollars.

NOTE: We combined the financial results of the former Luxury segment with the North America segment beginning with the first quarter of 2013 and have recast prior year presentation for consistency.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

EBITDA AND ADJUSTED EBITDA

17 Weeks and 53 Weeks Ended January 3, 2014 and 16 Weeks and 52 Weeks Ended December 28, 2012

(In millions)

	As Reported 17 Weeks Ended January 3, 2014	Certain Charges	Europe Rescission Adjustment	As Adjusted 17 Weeks Ended January 3, 2014 **	As Reported 16 Weeks Ended December 28, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 16 Weeks Ended December 28, 2012 **
Net income	$6	$8	$(2)	$12	$(11)	$28	$1	$18
Interest expense[1]	4	—	—	4	5	—	—	5
Tax provision	11	3	1	15	1	16	(1)	16
Depreciation and amortization	7	—	—	7	9	—	—	9

EBITDA **	$28	$11	$(1)	$38	$4	$44	$—	$48

	As Reported 53 Weeks Ended January 3, 2014	Certain Charges	Europe Rescission Adjustment	As Adjusted 53 Weeks Ended January 3, 2014**	As Reported 52 Weeks Ended December 28, 2012	Certain Charges	Europe Rescission Adjustment	As Adjusted 52 Weeks Ended December 28, 2012**
Net income	$80	$15	$(10)	$85	$7	$34	$6	$47
Interest expense[1]	13	—	—	13	17	—	—	17
Tax provision	51	5	(2)	54	24	20	—	44
Depreciation and amortization	23	—	—	23	30	—	—	30

EBITDA **	$167	$20	$(12)	$175	$78	$54	$6	$138

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

NOTE: We now report consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as reported in these schedules is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted reported prior to the third quarter of 2013. In addition, we have restated 2012 Net income and Tax provision to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE—DILUTED OUTLOOK

(In millions, except per share amounts)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Net income	$84	$93
Adjustments to reconcile Net income to Adjusted net income
Organizational and separation related and other charges[1]	5	5
Provision for income taxes on adjustments to net income	(2)	(2)

Adjusted net income**	$87	$96

Earnings per share - Diluted[2]	$2.33	$2.58
Adjusted earnings per share - Diluted**, 2	$2.41	$2.67
Diluted shares [2]	36.0	36.0

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]

Organizational and separation related and other charges adjustment includes $4 million for organizational and separation related efforts and $1 million for restructuring / severance costs in our Europe segment.

[2]	Earnings per share - Diluted, Adjusted earnings per share - Diluted, and Diluted shares outlook includes the impact of share repurchase activity only through February 26th, 2014.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED EBITDA OUTLOOK

(In millions)

	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Adjusted net income **	$87	$96
Interest expense[1]	11	11
Tax provision	66	72
Depreciation and amortization	21	21

Adjusted EBITDA**	$185	$200

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Interest expense excludes consumer financing interest expense.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 ADJUSTED DEVELOPMENT MARGIN OUTLOOK

	Total MVW		North America
	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Development margin[1]	19.9%	20.9%	22.0%	23.0%
Adjustments to reconcile Development margin to Adjusted development margin
Other charges[2]	0.1%	0.1%	0.0%	0.0%

Adjusted development margin**, 1	20.0%	21.0%	22.0%	23.0%

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Development margin represents Development margin dollars divided by Sale of vacation ownership products revenues. Development margin is calculated using whole dollars.
[2]	Other charges adjustment includes $1 million for restructuring / severance costs in our Europe segment recorded under the “Marketing and sales” caption.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2013 ADJUSTED FREE CASH FLOW AND 2014 ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	2013	Fiscal Year 2014 (low)	Fiscal Year 2014 (high)
Adjusted net income **	$85	$87	$96
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	78	70	70
Deferred income taxes / income taxes payable	20	17	20
Net changes in assets and liabilities:
Notes receivable originations	(260)	(287)	(282)
Notes receivable collections	310	290	292
Inventory	34	33	38
Liability for Marriott Rewards customer loyalty program	(45)	(34)	(32)
Organizational and separation related, litigation and other charges	(46)	(5)	(5)
Other working capital changes	(14)	(11)	(17)

Net cash provided by operating activities	162	160	180
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(6)	(4)	(4)
Other	(16)	(28)	(25)
Increase in restricted cash	(17)	(2)	—
Borrowings from securitization transactions	361	210	210
Repayment of debt related to securitizations	(361)	(210)	(210)

Free cash flow**	123	126	151
Add:
Organizational and separation related, litigation, and other charges	52	9	9

Adjusted free cash flow**	$175	$135	$160

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, share-based compensation, gain / loss on dispositions, and impairment activity.
NOTE:	We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as reported in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow reported in prior releases, and adjusted free cash flow reported in this schedule is equivalent to the non-GAAP financial measure adjusted free cashflow, as adjusted reported in prior releases.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

2014 NORMALIZED ADJUSTED FREE CASH FLOW OUTLOOK

(In millions)

	Current Guidance
	Low	High	Mid-Point	Adjustments		Normalized
Adjusted net income **	$87	$96	$92	$—		$92
Adjustments to reconcile Adjusted net income to net cash provided by operating activities:
Adjustments for non-cash items[1]	70	70	70	—		70
Deferred income taxes / income taxes payable	17	20	19	(9)[2]		10
Net changes in assets and liabilities:
Notes receivable originations	(287)	(282)	(285)	—		(285)
Notes receivable collections	290	292	291	—		291
Inventory	33	38	36	(36)[3]		—
Liability for Marriott Rewards customer loyalty program	(34)	(32)	(33)	33	[4]	—
Organizational and separation related and other charges	(5)	(5)	(5)	5	[5]	—
Other working capital changes	(11)	(17)	(14)	4	[6]	(10)

Net cash provided by operating activities	160	180	170	(2)		168
Capital expenditures for property and equipment (excluding inventory)
Organizational and separation related capital expenditures	(4)	(4)	(4)	4	[5]	—
Other	(28)	(25)	(27)	8	[7]	(19)
Increase in restricted cash	(2)	—	(1)	—		(1)
Borrowings from securitization transactions	210	210	210	—		210
Repayment of debt related to securitizations	(210)	(210)	(210)	—		(210)

Free cash flow**	126	151	139	10		149
Add:
Organizational and separation related and other charges	9	9	9	(9)		—

Adjusted free cash flow**	$135	$160	$148	$1		$149

**	Denotes non-GAAP financial measures. Please see schedules A-18 through A-20 for additional information about our reasons for providing these alternative financial measures and limitations on their use.
NOTE:	We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as reported in this schedule is equivalent to the non- GAAP financial measure adjusted free cash flow reported in prior releases, and adjusted free cash flow reported in this schedule is equivalent to the non-GAAP financial measure adjusted free cashflow, as adjusted reported in prior releases.
[1]	Includes depreciation, amortization of debt issuance costs, provision for loan losses, share-based compensation, and gain / loss on dispositions.
[2]	Represents cash taxes slightly lower than tax provision.
[3]	Represents adjustment to align real estate inventory spending with real estate inventory costs (i.e., product costs).
[4]	Represents payment for Marriott Rewards Points issued prior to the Spin-off. Liability to be fully paid in 2016.
[5]	Represents costs associated with organizational and separation related efforts (efforts projected to be completed in 2014) as well as restructuring / severance costs in our Europe segment.
[6]	Represents normalized other working capital changes.
[7]	Represents normalized capital expenditures for property and equipment.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss our reasons for reporting these non-GAAP financial measures below, and the press release schedules reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.

Adjusted Net Income. We evaluate non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDA, and Adjusted Development Margin, that exclude certain charges incurred in the 17 weeks and 53 weeks ended January 3, 2014 and the 16 weeks and 52 weeks ended December 28, 2012, exclude the gain on the disposition of a golf course and related assets in the 16 weeks and 52 weeks ended December 28, 2012, and exclude adjustments related to the extension of rescission periods in our Europe segment (“Europe Rescission Adjustments”), because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Certain Charges—17 weeks and 53 weeks ended January 3, 2014. In our Statement of Operations for the 17 weeks ended January 3, 2014, we recorded $11 million of pre-tax charges, which included $5 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $5 million for a litigation settlement in our Europe segment recorded under the “Litigation settlement” caption, and a $1 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment (charges) reversals on equity investment” caption. In our Statement of Operations for the 53 weeks ended January 3, 2014, we recorded $20 million of pre-tax charges, which included $12 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, an $8 million increase in our accrual for remaining costs we expect to incur in connection with our interest in an equity method investment in a joint venture project in our North America segment recorded under the “Impairment (charges) reversals on equity investment” caption, $5 million for a litigation settlement in our Europe segment recorded under the “Litigation settlement” caption, $2 million of severance costs in our Europe segment recorded under the “Marketing and sales” caption, and a $1 million pre-tax non-cash impairment charge related to a leased golf course at a project in our Europe segment recorded under the “Impairment” caption, partially offset by a $7 million gain for cash received in payment of fully reserved receivables in connection with an equity method investment in a joint venture project in our North America segment recorded under the “Impairment (charges) reversals on equity investment” caption, and a $1 million reversal of a previously recorded litigation settlement related to a project in our North America segment, based upon an agreement to settle the matter for an amount less than our accrual, recorded under the “Litigation settlement” caption.

Certain Charges—16 weeks and 52 weeks ended December 28, 2012. In our Statement of Operations for the 16 weeks ended December 28, 2012, we recorded $52 million of pre-tax charges, which included $39 million for litigation settlement charges in our North America segment recorded under the “Litigation settlement” caption, $7 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $4 million related to closing off-site sales locations in our Asia Pacific segment recorded under the “Marketing and sales” caption, $1 million of severance in our Europe segment recorded under the “Marketing and sales” caption, and $1 million of costs associated with removing the Ritz-Carlton brand from one of our properties in our North America segment recorded under the “Resort management and other services” caption. In our Statement of Operations for the 52 weeks ended December 28, 2012, we recorded $62 million of pre-tax charges, which included $41 million for litigation settlement charges in our North America segment recorded under the “Litigation settlement” caption, $16 million of organizational and separation related costs recorded under the “Organizational and separation related” caption, $4 million related to closing off-site sales locations in our Asia Pacific segment recorded under the “Marketing and sales” caption, $1 million of severance in our Europe segment recorded under the “Marketing and sales” caption, $1 million of severance in our North America segment recorded under the “Marketing and sales” caption, and $1 million of costs associated with removing the Ritz-Carlton brand from one of our properties in our North America segment recorded under the “Resort management and other services” caption, partially offset by the reversal of $2 million of a previously recorded impairment charge recorded in our North America segment under the “Impairment reversals on equity investment” caption related to an equity investment in a joint venture project because the actual costs incurred to suspend our marketing and sales operations at the project were lower than previously estimated.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Adjusted Net Income (continued)

Gain on the disposition of a golf course and related assets—16 weeks and 52 weeks ended December 28, 2012. In our Statements of Operations for the 16 weeks and 52 weeks ended December 28, 2012, we recorded a net $8 million gain associated with the sale of the golf course, clubhouse and spa formerly known as The Ritz-Carlton Golf Club and Spa, Jupiter in our North America segment under the “Gains and other income” caption.

Europe Rescission Adjustments. In the second quarter of 2013, during the course of an internal review of certain sales documentation processes related to the sale of certain vacation ownership interests in properties associated with our Europe segment, we determined that the documentation we provided for certain sales of vacation ownership products was not strictly compliant. As a result, in accordance with applicable European regulation, the period of time during which purchasers of such interests may rescind their purchases was extended. We record revenues from the sale of vacation ownership products once the rescission period has ended. Originally, we recorded revenues from these sales of vacation ownership products based on the rescission periods in effect assuming compliant documentation had been provided to the purchasers, rather than the extended periods. As a result, we recognized revenue in incorrect periods between fiscal years 2010 and 2013 and misstated revenues in our previously filed consolidated financial statements. We provided compliant documentation to purchasers for whom the extended rescission period had not yet expired. As compliant documentation was subsequently provided as part of the corrective actions we took, the extended rescission period for most of the purchases at issue ended during the second quarter of 2013. To better reflect our on-going core operations and allow for period-over-period comparisons, we have excluded the impact associated with the extended rescission periods in our adjusted financial measures for each period presented.

17 weeks and 53 weeks ended January 3, 2014. In our Statement of Operations for the 17 weeks ended January 3, 2014, we recorded after-tax Europe Rescission Adjustments of $2 million, which included a $1 million pre-tax increase in Sale of vacation ownership products revenues and a $1 million decrease in the Provision for income taxes associated with the change in Income before income taxes. In our Statement of Operations for the 53 weeks ended January 3, 2014, we recorded after-tax Europe Rescission Adjustments of $10 million, which included a $21 million pre-tax increase in Sale of vacation ownership products revenues, pre-tax increases of $7 million and $2 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products, and a $2 million increase in the Provision for income taxes associated with the change in Income before income taxes.

16 weeks and 52 weeks ended December 28, 2012. In our Statement of Operations for the 16 weeks ended December 28, 2012, we recorded after-tax Europe Rescission Adjustments of $1 million, which included a $1 million increase in the Provision for income taxes. In our Statement of Operations for the 52 weeks ended December 28, 2012, we recorded after-tax Europe Rescission Adjustments of $6 million, which included a $9 million pre-tax decrease in Sale of vacation ownership products revenues, and pre-tax decreases of $2 million and $1 million in Cost of vacation ownership products expense and Marketing and sales expense, respectively, associated with the change in revenues from the Sale of vacation ownership products.

Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses). We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and includes adjustments for certain charges and Europe Rescission Adjustments as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability, certain charges and Europe Rescission Adjustments to our Development Margin.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

NON-GAAP FINANCIAL MEASURES

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). EBITDA is defined as earnings, or net income, before interest expense (excluding consumer financing interest expense), provision for income taxes, depreciation and amortization. For purposes of our EBITDA calculation (which previously adjusted for consumer financing interest expense), we do not adjust for consumer financing interest expense because the associated debt is secured by vacation ownership notes receivable that have been sold to bankruptcy remote special purpose entities and is generally non-recourse to us. Further, we consider consumer financing interest expense to be an operating expense of our business. Beginning with the third quarter of 2013, we now report consumer financing interest expense separately from all other interest expense. As a result, adjusted EBITDA as reported in these schedules is equivalent to the non-GAAP financial measure adjusted EBITDA, as adjusted reported prior to the third quarter of 2013.

We consider EBITDA to be an indicator of operating performance, and we use it to measure our ability to service debt, fund capital expenditures and expand our business. We also use it, as do analysts, lenders, investors and others, because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. We also evaluate Adjusted EBITDA, which reflects additional adjustments for certain charges, gains and Europe Rescission Adjustments, as itemized in the discussion of Adjusted Net Income above. We evaluate Adjusted EBITDA as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments. Together, EBITDA and Adjusted EBITDA facilitate our comparison of results from our on-going core operations before the impact of certain charges, gains and Europe Rescission Adjustments with results from other vacation ownership companies.

Free Cash Flow. We also evaluate Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations. We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results. We now include borrowings from securitization transactions and repayment of debt related to securitizations in our free cash flow. As a result, free cash flow as reported in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow reported in prior releases, and adjusted free cash flow reported in this schedule is equivalent to the non-GAAP financial measure adjusted free cash flow, as adjusted reported in prior releases.

Adjusted Free Cash Flow. We also evaluate Adjusted Free Cash Flow, which reflects additional adjustments for organizational and separation related, litigation, and other cash charges, as referred to in the discussion of Adjusted Net Income above. We evaluate Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, and the borrowing and repayment activity related to our securitizations, excluding the impact of organizational and separation related, litigation, and other cash charges. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

Normalized Adjusted Free Cash Flow. We also evaluate Normalized Adjusted Free Cash Flow as a liquidity measure that provides useful information to management and investors about the amount of cash provided by operating activities after capital expenditures for property and equipment, changes in restricted cash, the borrowing and repayment activity related to our securitizations, and adjustments to remove the impact of cash flow items not expected to occur on a regular basis. Adjustments eliminate the impact of excess cash taxes, payments for Marriott Rewards Points issued prior to the Spin-off, payments for organizational and separation related efforts, litigation cash settlements and other working capital changes. We consider Normalized Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including acquisitions and strengthening the balance sheet. Analysis of Normalized Adjusted Free Cash Flow also facilitates management’s comparison of our results with our competitors’ results.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED BALANCE SHEETS

Fiscal Year-End 2013 and 2012

(In millions, except per share amounts)

	2013	2012
ASSETS
Cash and cash equivalents	$200	$103
Restricted cash (including $34 and $31 from VIEs, respectively)	86	68
Accounts and contracts receivable (including $5 and $5 from VIEs, respectively)	109	100
Vacation ownership notes receivable (including $719 and $727 from VIEs, respectively)	970	1,056
Inventory	870	888
Property and equipment	254	261
Other	143	137

Total Assets	$2,632	$2,613

LIABILITIES AND EQUITY
Accounts payable	$129	$113
Advance deposits	48	64
Accrued liabilities (including $1 and $1 from VIEs, respectively)	185	181
Deferred revenue	19	32
Payroll and benefits liability	82	82
Liability for Marriott Rewards customer loyalty program	114	159
Deferred compensation liability	37	45
Mandatorily redeemable preferred stock of consolidated subsidiary	40	40
Debt (including $674 and $674 from VIEs, respectively)	678	678
Other	31	38
Deferred taxes	60	42

Total Liabilities	1,423	1,474

Preferred stock—$.01 par value; 2,000,000 shares authorized; none issued or outstanding	—	—
Common stock—$.01 par value; 100,000,000 shares authorized; 35,637,765 and 35,026,533 shares issued and outstanding, respectively	—	—
Treasury stock—at cost; 505,023 shares in 2013 and none in 2012	(26)	—
Additional paid-in capital	1,130	1,116
Accumulated other comprehensive income	23	21
Retained earnings	82	2

Total Equity	1,209	1,139

Total Liabilities and Equity	$2,632	$2,613

The abbreviation VIEs above means Variable Interest Entities.

NOTE: We have restated 2012 Inventory, Other assets, Advance deposits, Deferred taxes and Retained earnings to correct prior period misstatements.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

Fiscal Years 2013 and 2012

(In millions)

	2013	2012
OPERATING ACTIVITIES
Net income	$80	$7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23	30
Amortization of debt issuance costs	6	7
Provision for loan losses	36	42
Share-based compensation	12	12
Gain on disposal of property and equipment, net	(1)	(8)
Deferred income taxes	18	(47)
Equity method income	—	(1)
Impairment charges	1	—
Impairment charges (reversals) on equity investment	1	(2)
Net change in assets and liabilities:
Accounts and contracts receivable	(8)	(3)
Notes receivable originations	(260)	(262)
Notes receivable collections	310	311
Inventory	34	66
Other assets	(7)	23
Accounts payable, advance deposits and accrued liabilities	(16)	27
Liability for Marriott Rewards customer loyalty program	(45)	(64)
Deferred revenue	(13)	4
Payroll and benefit liabilities	—	27
Deferred compensation liability	(8)	(2)
Other liabilities	(3)	(5)
Other, net	2	1

Net cash provided by operating activities	162	163

INVESTING ACTIVITIES
Capital expenditures for property and equipment (excluding inventory)	(22)	(17)
(Increase) decrease in restricted cash	(17)	12
Dispositions	3	8

Net cash (used in) provided by investing activities	(36)	3

FINANCING ACTIVITIES
Borrowings from securitization transactions	361	238
Repayment of debt related to securitization transactions	(361)	(411)
Borrowings on Revolving Corporate Credit Facility	25	15
Repayment of Revolving Corporate Credit Facility	(25)	(15)
Debt issuance costs	(5)	(7)
Purchase of treasury stock	(26)	—
Proceeds from stock option exercises	4	9
Excess tax benefits from share-based compensation	3	3
Payment of withholding taxes on vesting of restricted stock units	(5)	(4)

Net cash used in financing activities	(29)	(172)

Effect of changes in exchange rates on cash and cash equivalents	—	(1)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	97	(7)
CASH AND CASH EQUIVALENTS, beginning of period	103	110

CASH AND CASH EQUIVALENTS, end of period	$200	$103

NOTE: We have restated 2012 Net income and reclassified certain items within Operating Activities to correct prior period misstatements.